1 | August 16, 2023 New Rating Elbit Systems Ltd. ................................................................................................................................... August 16, 2023 New Rating ‘ilA-1+’ Short Term Issuer Rating Assigned; ‘ilA-1+’ Rating Assigned To New Commercial Paper Issuance Of Up To $70 Million Par Value Primary Credit Analyst: Sivan Mesilati, 972-3-7539735 sivan.mesilati@spglobal.com Additional Contact: Tom Dar, 972-3-7539722 tom.dar@spglobal.com Please note that this translation was made for convenience purposes and for the company's use only and under no circumstances shall obligate S&P Global Ratings Maalot Ltd. The translation has no legal status and S&P Global Ratings Maalot Ltd. does not assume any responsibility whatsoever as to its accuracy and is not bound by its contents. In the case of any discrepancy with the official Hebrew version published on August 16, 2023, the Hebrew version shall apply.

Elbit Systems Ltd. August 16, 2023 www.maalot.co.il ׀ 2 New Rating ‘ilA-1+’ Short Term Issuer Rating Assigned; ‘ilA-1+’ Rating Assigned To New Commercial Paper Issuance Of Up To $70 Million Par Value S&P Maalot hereby assigns its ‘ilA-1+’ short-term rating to Elbit Systems Ltd. (ilAA/Stable). The short-term rating is based on the company's long-term rating, in accordance with the mapping table which shows the relationship between the issuer's long-term and short-term ratings on the Israeli rating scale. We are also assigning our ‘ilA-1+’ short term rating to new commercial papers of up to $70 million par value the company is planning to issue. The proceeds will be used for refinancing financial debt and for ongoing operations. For additional details about the rating and for additional regulatory requirements, see our rating report dated June 12, 2023. Elbit Systems Ltd. Rating Date when the rating was first published Date when the rating was last updated Issuer rating(s) Short term ilA-1+ 16/08/2023 16/08/2023 Long term ilAA/Stable 15/06/2021 12/06/2023 Issue rating(s) Commercial Papers USD commercial papers ilA-1+ 16/08/2023 16/08/2023 Senior Unsecured Debt Series B,C,D ilAA 15/06/2021 12/06/2023 Issuer Credit Rating history Long term June 15, 2021 ilAA/Stable Short term August 16, 2023 ilA-1+ Additional details Time of the event 16/08/2023 08:25 Time when the event was learned of 16/08/2023 08:25 Rating requested by Issuer

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